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The Offering and
Conversion Merger

QUESTIONS
&
ANSWERS

[Emclaire Financial Corp.]

The shares of common stock being offered are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

FACTS ABOUT THE CONVERSION MERGER

        We are pleased to announce the Plan of Conversion Merger, which was approved by the board of directors of Elk County Savings and Loan Association on May 22, 2008. On this date, Emclaire Financial Corp. and Elk County entered into an Agreement and Plan of Conversion Merger pursuant to which Emclaire will acquire Elk County in a conversion merger transaction. In connection with the conversion merger of Elk County, Emclaire is offering up to 200,000 shares of their common stock to eligible depositors and borrowers of Elk County and, to the extent shares remain available, to the general public.

        This brochure answers some of the most frequently asked questions about the conversion merger and about your opportunity to invest in Emclaire Financial, Corp.

        Investment in the stock of Emclaire Financial Corp. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors."

WHAT IS THE PURPOSE OF THE CONVERSION MERGER?

        Elk County has historically faced significant challenges with respect to generating sufficient earnings from its operations. As a result, Elk County's board of directors has concluded that Elk County would not be able to convert to stock form independently, since it does not have the size and financial resources to compete and operate profitably. Additionally, Elk County expects to continue to face significant earnings challenges if it does not merge with Emclaire Financial Corp. Also, the conversion merger will reduce operating expenses, eliminate growth and earnings pressure, and provide Elk County's customers the opportunity to purchase our stock at a below market price. The customers of Elk County will also be offered expanded services from several office locations by Emclaire Financial Corp.

WILL THE CONVERSION MERGER AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

        No. The Conversion Merger will not affect the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your deposit account is not being converted to stock.

DO DEPOSITORS HAVE TO BUY STOCK?

        No. However, the conversion merger will allow Elk County Savings and Loan Association depositors an opportunity to buy stock and become stockholders of Emclaire Financial Corp.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?

        Certain members of Elk County Savings and Loan Association.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

        Up to 200,000 shares are being offered in the offering. All shares of Emclaire common stock to be issued in the conversion merger will be sold at the same purchase price per share, which will be equal to 85% of the average last sales price, or average of the closing bid and asked quotations, if there is no last sales price, of our common stock on the OTC Bulletin Board for the ten trading days ending the day before the closing of the conversion merger.

HOW MUCH STOCK MAY I BUY?

        The minimum dollar amount of shares of common stock that may be purchased is $400. The maximum amount of common stock that may be purchased in the offering by any person, by him or herself, or with an associate or group of persons acting in concert, may not exceed $250,000.

HOW DO I ORDER STOCK?

        You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by Emclaire Savings and Loan Association prior to 12:00 Noon, Eastern Daylight Time (EDT), on                         ,              2008.

HOW MAY I PAY FOR MY SHARES OF STOCK?

        First, you may pay for stock by check or money order. Interest will be paid by Elk County Savings and Loan Association on these funds at the statement savings annual percentage rate from the day the funds are received until the conversion merger is completed or terminated. You may also authorize us to withdraw funds from your Elk County savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until the conversion merger is completed or terminated. Elk County will waive any early withdrawal penalties on certificate of deposit accounts used to purchase stock.

MAY I OBTAIN A LOAN FROM ELK COUNTY TO PAY FOR THE STOCK?

        No. Regulations do not allow Elk County Savings and Loan Association to make loans for this purpose, nor may you use an Elk County line of credit to pay for shares. However, you are not precluded from obtaining financing from another financial institution.

DOES PLACING AN ORDER GUARANTEE THAT I WILL RECEIVE ALL, OR A PORTION, OF THE SHARES I ORDERED?

        No. It is possible that orders received during the stock offering will exceed the number of shares offered for sale. In this case, referred to as an "oversubscription," regulations require that orders be filled using a pre-determined allocation procedure. Please refer to the section of the Prospectus titled, "The Offering and Conversion Merger" for a detailed description of allocation procedures.

        If we are not able to fill an order (either wholly or in part), excess funds will be refunded by check, including interest earned at Elk County's statement savings rate. If payment was to be made by withdrawal from an Elk County deposit account, excess funds will remain in that account.

WILL THE STOCK BE INSURED?

        No. Like any other common stock, Emclaire Financial Corp's stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

        Emclaire has traditionally paid a regular quarterly cash dividend on its common stock. The most recent quarterly dividend that they declared was $0.32 per share and was paid on June 20, 2008. The dividend rate and the continued payment of dividends will depend on a number of factors, including regulatory capital requirements, financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that they will continue to pay dividends or that dividends will not be reduced in the future.

HOW WILL THE STOCK BE TRADED?

        We expect that the common stock will be quoted on the Over-the-Counter Bulletin Board.

ARE OFFICERS AND DIRECTORS OF ELK COUNTY PLANNING TO PURCHASE STOCK?

        Yes! Elk County's senior officers and directors plan to purchase, in the aggregate, $                                     worth of stock.

MUST I PAY A COMMISSION?

        No. You will not be charged a commission or fee on the purchase of shares in the Conversion Merger.

SHOULD I VOTE?

        Yes. Your "YES" vote is very important!

        PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE! FAILURE TO RETURN YOUR PROXY CARDS HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION MERGER.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS?

        Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy, you may do so by giving notice at the special meeting.

Stock Information Center
(877) 298-6520
211 Bradenton Avenue
Dublin, OH 43017

Hours (except bank holidays)
Monday through Friday
8:30 a.m. to 5:30 p.m.

                                                 , 2008

To Members and Friends of
 Elk County Savings and Loan Association and Emclaire Financial Corp.

        Keefe, Bruyette & Woods, Inc., a member of the Financial Industry Regulatory Authority (formerly NASD), is assisting Emclaire Financial Corp. in offering shares of its common stock in a subscription offering pursuant to its Plan of Conversion Merger with Elk County Savings and Loan Association.

        At the request of Emclaire Financial Corp., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Emclaire Financial Corp. common stock being offered to members of Elk County Savings and Loan Association and various other persons until 12:00 Noon, Eastern Daylight Time (EDT), on                                                  , 2008. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the conversion merger. Emclaire Financial Corp. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

        If you have any questions, please call our Stock Information Center at (877) 298-6520. Hours of operation are Monday through Friday from 8:30 a.m. to 5:30 p.m., Eastern Time.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

        [Logo Elk County Savings and Loan Assoc.]

PROXY GRAM II
PLEASE VOTE TODAY...

        We recently sent you a proxy statement and related materials regarding the Plan of Conversion Merger between Elk County Savings and Loan Association and Emclaire Financial Corp.

Your vote on the Plan of Conversion Merger has not yet been received.

Voting for the Conversion Merger does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

Not Returning Your Proxy Cards has the Same Effect as Voting
"Against" the Conversion Merger.

Your Board of Directors Unanimously Recommends a Vote "FOR"
the Conversion Merger.

        Our Reasons for the Corporate Change

As a Mutual Institution:

  •
  Elk County has historically faced significant challenges with respect to generating sufficient earnings from its operations.

  •
  Elk County's board of directors has concluded that Elk County would not be able to convert to stock form independently, since it does not have the size and financial resources to compete and operate profitably.

  •
  Additionally, Elk County expects to continue to face significant earnings challenges if it does not merge with the Bank. Such conclusions by the Elk County board of directors were not based upon any order or determinations by the Office of Thrift Supervision.

  •
  Additionally, the conversion merger will reduce operating expenses, eliminate growth and earnings pressure, and provide Elk County's customers the opportunity to purchase Emclaire Financial Corp.'s stock at a below market price.

  •
  The customers of Elk County will also be offered expanded services from several office locations by Emclaire Financial Corp.

Your Vote Is Important To Us!

        Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Karen A. Marshall
CEO, COO & CFO
Elk County Savings and Loan Association

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information, call (877) 298-6520.

                        , 2008

Dear Depositors and Friends:

        We are pleased to announce the Plan of Conversion Merger, which was approved by the board of directors of Elk County Savings and Loan Association on May 22, 2008. On this date, Emclaire Financial Corp. and Elk County entered into an Agreement and Plan of Conversion Merger pursuant to which Emclaire will acquire Elk County in a conversion merger transaction. In connection with the conversion merger of Elk County, Emclaire is offering up to 200,000 shares of their common stock to eligible depositors and borrowers of Elk County and, to the extent shares remain available, to the general public.

        You should be aware that:

  •
  Deposit accounts at Elk County Savings and Loan Association will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation.

  •
  The stock offering will not cause a change in the balance, interest rate or maturity of any deposit account or loan with Elk County Savings and Loan Association.

  •
  You have a right to order shares in the stock offering, but you are not obligated to buy any stock of Emclaire Financial Corp.

  •
  Like all stock, shares of Emclaire Financial Corp. common stock are not insured by the FDIC.

        Enclosed is a prospectus that discusses the stock offering. We urge you to read this document carefully. If you are interested in purchasing shares of the common stock of Emclaire Financial Corp., you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Eastern Daylight Time (EDT), on                                     , 2008.

        If you have any questions, please call our Stock Information Center at (877) 298-6520. Hours of operation are Monday through Friday from 8:30 a.m. to 5:30 p.m., Eastern Time.

Sincerely,

Karen A. Marshall
CEO, COO & CFO

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                                    , 2008

Dear Prospective Investor:

        We are pleased to announce the Plan of Conversion Merger, which was approved by the board of directors of Elk County Savings and Loan Association on May 22, 2008. On this date, Emclaire Financial Corp. and Elk County entered into an Agreement and Plan of Conversion Merger pursuant to which Emclaire will acquire Elk County in a conversion merger transaction. In connection with the conversion merger of Elk County, Emclaire is offering up to 200,000 shares of their common stock to eligible depositors and borrowers of Elk County and, to the extent shares remain available, to the general public.

        We have enclosed the following materials that will help you learn more about the merits of Emclaire Financial Corp. common stock as an investment. Please read the enclosed materials carefully.

  PROSPECTUS:    This document provides detailed information about Elk County Savings and Loan Association and Emclaire Financial Corp.'s operations and the proposed offering of Emclaire Financial Corp.'s common stock.

  STOCK ORDER AND CERTIFICATION FORM:    This form can be used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Eastern Daylight Time (EDT), on                                     , 2008.

        We invite you and other community members to become stockholders of Emclaire Financial Corp. Through this offering you have the opportunity to buy stock directly from Emclaire Financial Corp. without paying a commission or a fee.

        If you have any questions, please call our Stock Information Center at (877) 298-6520. Hours of operation are Monday through Friday from 8:30 a.m. to 5:30 p.m., Eastern Time.

Sincerely,

Karen A. Marshall
CEO, COO & CFO

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                        , 2008

Dear Member:

        We are pleased to announce the Plan of Conversion Merger, which was approved by the board of directors of Elk County Savings and Loan Association on May 22, 2008. On this date, Emclaire Financial Corp. and Elk County entered into an Agreement and Plan of Conversion Merger pursuant to which Emclaire will acquire Elk County in a conversion merger transaction. In connection with the conversion merger of Elk County, Emclaire is offering up to 200,000 shares of their common stock to eligible depositors and borrowers of Elk County and, to the extent shares remain available, to the general public.

        To accomplish this transaction, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion Merger, your voting rights and your rights to subscribe for shares of common stock being offered for sale by Emclaire Financial Corp.

YOUR VOTE IS VERY IMPORTANT.

        Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of members on                                     , 2008. Please take a moment now to sign the enclosed proxy card(s) and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION MERGER.

        The Board of Directors believes the Conversion Merger will offer a number of advantages, such as an opportunity for depositors of Elk County Savings and Loan Association to become stockholders of Emclaire Financial Corp. Please remember:

  •
  Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

  •
  There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the reorganization.

  •
  Members have a right, but not an obligation, to buy Emclaire Financial Corp. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

  •
  Like all stock, shares of Emclaire Financial Corp. common stock issued in this offering will not be insured by the FDIC.

        Enclosed is a prospectus that discusses the stock offering. We urge you to read this document carefully. If you are interested in purchasing shares of the common stock of Emclaire Financial Corp., you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Eastern Daylight Time (EDT), on                                     , 2008.

        If you have any questions, please call our Stock Information Center at (877)-298-6520. Hours of operation are Monday through Friday from 8:30 a.m. to 5:30 p.m., Eastern Time.

Sincerely,

Karen A. Marshall
CEO, COO & CFO

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                                    , 2008

Dear Friend:

        We are pleased to announce the Plan of Conversion Merger, which was approved by the board of directors of Elk County Savings and Loan Association on May 22, 2008. On this date, Emclaire Financial Corp. and Elk County entered into an Agreement and Plan of Conversion Merger pursuant to which Emclaire will acquire Elk County in a conversion merger transaction. In connection with the conversion merger of Elk County, Emclaire is offering up to 200,000 shares of their common stock to eligible depositors and borrowers of Elk County and, to the extent shares remain available, to the general public.

        Because we believe you may be interested in learning more about the merits of Emclaire Financial Corp's common stock as an investment, we are sending you the following materials which describe the offering.

  PROSPECTUS:    This document provides detailed information about Elk County Savings and Loan's operations and the proposed offering of Emclaire Financial Corp's common stock.

  STOCK ORDER AND CERTIFICATION FORM:    This form can be used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Eastern Daylight Time (EDT), on                                     , 2008.

        You will have the opportunity to buy common stock directly from Emclaire Financial Corp. in the offering without paying a commission or fee. If you have any questions, please call our Stock Information Center at (877) 298-6520. Hours of operation are Monday through Friday from 8:30 a.m. to 5:30 p.m., Eastern Time.

        We are pleased to offer you this opportunity to become a stockholder of Emclaire Financial Corp.

Sincerely,

Karen A. Marshall
CEO, COO & CFO

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

        [Logo Elk County Savings and Loan Assoc.]

PROXY GRAM
PLEASE VOTE TODAY

        We recently sent you a proxy statement and related materials regarding the Plan of Conversion Merger between Elk County Savings and Loan Association and Emclaire Financial Corp.

Your vote on the Plan of Conversion Merger has not yet been received.

Voting for the Conversion Merger does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

Not Returning Your Proxy Cards has the Same Effect as Voting
"Against" the Conversion Merger.
Your Board of Directors Unanimously Recommends a Vote "FOR"
the Conversion Merger.

Your Vote Is Important To Us!

        Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Karen A. Marshall
CEO, COO & CFO
Elk County Savings and Loan Association

        If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information, call (877) 298-6520.

What Investors Need to Know

        Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

  •
  Know the Rules    By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution's conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

  •
  "Neither a Borrower nor a Lender Be"    If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

  •
  Watch Out for Opportunists    The opportunist may tell you that he or she is a lawyer or a consultant or a professional investor or some similarly impressive tale who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that "everyone" enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

  •
  Get the Facts from the Source    If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution's website or by visiting a branch office.

    The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

Read This First

Office of Thrift Supervision Guidance for Accountholders

        Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

        On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact Office of Thrift Supervision (OTS) at (202) 906-6202. OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

        How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to "loan" you money to purchase a significant amount of stock in the offering. In exchange for that "loan" you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

        On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

                                                 , 2008

Dear Member:

        We are pleased to announce the Plan of Conversion Merger, which was approved by the board of directors of Elk County Savings and Loan Association on May 22, 2008. On this date, Emclaire Financial Corp. and Elk County entered into an Agreement and Plan of Conversion Merger pursuant to which Emclaire will acquire Elk County in a conversion merger transaction. In connection with the conversion merger of Elk County, Emclaire is offering up to 200,000 shares of their common stock to eligible depositors and borrowers of Elk County and, to the extent shares remain available, to the general public.

        Unfortunately, Emclaire Financial Corp. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical for reasons of cost or otherwise. Accordingly, this letter and the enclosures should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Emclaire Financial Corp.

        However, as a member of Elk County Savings and Loan Association you have the right to vote on the Plan of Conversion Merger at the Special Meeting of Members to be held on                                                  , 2008. Enclosed is a proxy statement describing the Plan of Conversion Merger, your voting rights and proxy cards. YOUR VOTE IS VERY IMPORTANT. Your proxy card(s) should be signed and returned to us prior to the special meeting of members on                                                  , 2008. Please take a moment now to sign the enclosed proxy card(s) and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION MERGER.

        The Board of Directors believes the Conversion Merger will offer a number of advantages. Please remember:

  •
  Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

  •
  There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the reorganization.

        I invite you to attend the Special Meeting on                                                  , 2008. Whether or not you are able to attend, please complete the enclosed proxy card(s) and return it in the enclosed envelope.

Sincerely,

Karen A. Marshall
CEO, COO & CFO

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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PROXY GRAM II PLEASE VOTE TODAY...
Your vote on the Plan of Conversion Merger has not yet been received.
Not Returning Your Proxy Cards has the Same Effect as Voting "Against" the Conversion Merger.
Your Board of Directors Unanimously Recommends a Vote "FOR" the Conversion Merger.
Your Vote Is Important To Us!
PROXY GRAM PLEASE VOTE TODAY
Your vote on the Plan of Conversion Merger has not yet been received.
Not Returning Your Proxy Cards has the Same Effect as Voting "Against" the Conversion Merger. Your Board of Directors Unanimously Recommends a Vote "FOR" the Conversion Merger.
Your Vote Is Important To Us!